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                                                                    EXHIBIT 99.9

                         AMENDMENT TO RIGHTS AGREEMENT

     This Amendment (the "Amendment") is made as of the 31st day of May, 2000, to the Rights Agreement dated as of December 10, 1998, as previously amended (the "Rights Agreement"), between ALTERRA HEALTHCARE CORPORATION, a Delaware corporation formerly known as Alternative Living Services, Inc. (the "Company"), and AMERICAN STOCK TRANSFER & TRUST COMPANY, as Rights Agent (the "Rights Agent").

                                  WITNESSETH:

     WHEREAS, the Board of Directors of the Company on December 10, 1998, authorized the issuance of certain rights to purchase Common Stock of the Company and declared a dividend of such rights;

     WHEREAS, as of December 10, 1998, the Company and the Rights Agent entered into the Rights Agreement to set forth their mutual agreements with respect to the rights authorized by the Board of Directors on December 10, 1998; and

     WHEREAS, the Board of Directors of the Company on April 25, 2000 authorized an amendment to the Rights Agreement in connection with the execution of that certain Purchase Agreement dated as of April 26, 2000 by and among the Company, RDVEPCO, L.L.C., Group One Investors, L.L.C., and Holiday Retirement 2000, LLC, as the same may be amended (the "Purchase Agreement");

     WHEREAS, the Board of Directors of the Company wishes to further amend the definition of "Exempt Person" in the Rights Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

     1. All terms used in this Amendment which are not defined in this Amendment have the meaning given those terms in the Agreement.

     2. Section 1(g)-1 of the Rights Agreement is hereby amended and restated in its entirety as follows:

               "(g)-1 "Exempt Person" shall mean (i) each Purchaser (as defined in that certain Purchase Agreement (as amended, the "Purchase Agreement") dated as of April 26, 2000 by and among the Company and each such Purchaser referenced therein, including any permitted assignee of any Purchaser, and any Person acquiring Purchased Securities (hereinafter defined) from the Company pursuant to Section 2.2.(a) or Section 8.2 of the Purchase Agreement (each a "First Tier Owner" and, collectively, the "First Tier Owners"); (ii) the Affiliates and Associates of each such First
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          Tier Owner; and (iii) any Person not covered by (ii), above, who or which is the beneficial Owner of Common Shares beneficially owned by a First Tier Owner solely by reason of the relationship of such Person to such First Tier Owner or to any Affiliate or Associate of such First Tier Owner (each Person described in this clause (iii), a "Second Tier Owner"); provided, however, any such (x) First Tier Owner, (y) Affiliate and Associate of each such First Tier Owner, and
          (z) Second Tier Owner (each such Person described in the foregoing clauses (x), (y) and (z), a "Subject Owner") shall cease to be an Exempt Person at the time that such Subject Owner is the Beneficial Owner of a percentage of the outstanding Common Shares of the Company that is more than the sum of (A) the lowest percentage of the outstanding Common Shares of the Company beneficially owned by such Subject Owner at the close of business on the date that such Subject Owner first became the Beneficial Owner of Purchased Securities (hereinafter defined) (including for purposes thereof the Common Shares that may be beneficially owned by such Subject Owner, upon or after such date, resulting from (1) the purchase or the exercise of any exchange, conversion, put or similar right or feature (including, without limitation, the right to receive securities in the form of dividends or interest), of (a) the securities to be purchased by any First Tier Owner or for which any such First Tier Owner has an option to purchase pursuant to the Purchase Agreement (the "Purchased Securities") or (b) the securities so issued or issuable pursuant to such rights or features (the "Derivative Securities") or the payment of any interest or dividends in respect of the Purchased Securities or Derivative Securities and (2) any or all Subject Owners being deemed a "group" within the meaning of Rule 13d-5 under the Exchange Act solely as a result of (a) their acquisition of Purchased Securities pursuant to the Purchase Agreement or (b) the exercise of their respective rights as equity or beneficial owners of any other Subject Owner in accordance with the terms of the organizational or constituent documents of such other Subject Owner, as such organizational or constituent documents may be amended or modified from time to time in accordance with applicable law) or at any time thereafter, (B) any increase in such percentage referred to in the foregoing clause (A) caused solely by the acquisition of Common
          Shares by the Company, and (C) 3%.

3. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.


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4.   The Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

5. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal, or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this First Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

6. Except as specifically set forth in this Amendment, the Rights Agreement shall remain in full force and effect.

7. The Amendment shall become effective simultaneously with the "Initial Closing" under the Purchase Agreement.



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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                         ALTERRA HEALTHCARE CORPORATION



                         By: /s/ Mark W. Ohlendorf
                             ----------------------------------
                             Name:  Mark W. Ohlendorf
                                    ---------------------------
                             Title: Senior Vice President & CFO
                                    ---------------------------

     Attest:

     /s/ J.C. Hansen
     -------------------

     -------------------

                         AMERICAN STOCK TRANSFER & TRUST COMPANY



                         By: /s/ Herbert J. Lemmer
                             ----------------------------------
                             Name:  Herbert J. Lemmer
                                    ---------------------------
                             Title: Vice President
                                    ---------------------------

     Attest:

     /s/ Susan Silber
     -------------------
     Assistant Secretary
     -------------------


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